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                                                                  EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 16, 1997, with respect to the consolidated financial statements of Carlton Resources Corporation included in the Registration Statement (Form S-1) and related Prospectuses of RAM Energy, Inc. for the registration of 3,680,000 shares of its common stock and $100,000,000 of Senior Notes.



                                       ERNST & YOUNG LLP

Tulsa, Oklahoma
December 17, 1997